SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 11, 1998


                           POWERHOUSE RESOURCES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


          COLORADO                  0-11546                  84-0832977
----------------------------      -----------             -------------------
(State or other jurisdiction      (Commission             (I.R.S. Employer
     of incorporation)            File Number)            Identification No.)


1764 Platte Street, Suite 200 (River Side), Denver, Colorado    80202
------------------------------------------------------------    ------
(Address of principal executive offices)                      (Zip Code)


1624 Market Street, Suite 303, Denver, Colorado 80202
------------------------------------------------------------
(Former Name or Former Address, if changed since last report)


Registrant's telephone number, including area code:  303-964-9156
                                                     ------------

Item 4.  Changes in Registrant's Certifying Accountant
-------  ---------------------------------------------

(a) KPMG Peat Marwick, LLP ("KPMG") was previously the principal accountant for Powerhouse Resources, Inc. KPMG was appointed to conduct an audit of the Company's 1995 accounts in March, 1995. A report dismissing the previous accountants, Ehrhardt Keefe Steiner & Hottman PC, and appointing KPMG was filed on May 9, 1995. KPMG performed certain audit work in October, 1995 through March 1996. However, the Company became financially unable to continue to pay for such services and the work of KPMG was put in abeyance. No report on the financial statements of the Company was ever issued by KPMG. On February 24, 1998 KPMG's appointment as principal accountant was terminated for economic reasons and Hein + Associates LLP has been engaged as the Company's principal independent accountant with respect to the September 30, 1995 fiscal year end and subsequent periods. The decision to change accountants was approved by the Board of Directors of the Company.

(b) In connection with the work of KPMG for the fiscal year ended September 30, 1995 there were no disagreements with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their pinion to the subject matter of the disagreement.

(c) As stated above, the audit by KPMG on the financial statements of the Company as of and for the year ended September 30, 1995 was not completed. Accordingly, KPMG did not render an opinion covering the financial statements of the Company for the year ended September 30, 1995 or the prior two years and as such there is no adverse or disclaimer of opinion. The last audit report on the financial statements of the Company, (prior name was Com-Tek resources, Inc.,) was reissued on March 28, 1995 and the report did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. The reissued audit report of March 28, 1995 contained no separate explanatory paragraph.

(d) The Registrant has requested that KPMG furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of KPMG's letter to the Securities and Exchange Commission is being filed as Exhibit A to this form 8-K. Management has added additional information to provide a context to KPMG's letter, see Exhibit B to this form 8-K.

(e) No consultations occurred between the Company and Hein + Associates LLP prior to its appointment regarding the application of accounting principles, the type of audit opinion that might be rendered, or any other information which was considered by the Company in changing its principal accountants.

Item 7.  Financial Statements and Exhibits.
-------  ----------------------------------

Exhibits

(Exhibit A) Letter to KPMG dated February 24, 1998.

(Exhibit B) Response letter from KPMG dated May 11, 1998.

(Exhibit C)  Management's supplement to KPMG's response letter.

                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                        POWERHOUSE RESOURCES, INC.


                                         By:  /s/  Dennis C. Dowd
                                              ----------------------------------
                                              Dennis C. Dowd, President

                                                                       Exhibit A


Date:  May 11, 1998


POWERHOUSE RESOURCES, INC.
--------------------------------------------------------------------------------
1624 Market Street - Suite 303 - Denver, Colorado 80202   USA
Tel:  (303) 595-8555        FAX:  (303) 595-9144       Dennis C. Dowd, President


KPMG Peat Marwick, LLP
Attn:  Rick Connor
707  17th Street
Suite 2300
Denver, Colorado 82020

Dear Rick:

We have engaged Hein + Associates LLP (H+A) to audit Powerhouse Resources, Inc.'s financial statements for the years ended September 30, 1995, 1996 and 1997. In connection with their audit for the year ended September 30, 1995, we would appreciate if you would allow them to review your working papers and fully respond to any inquires they may have.

We understand and agree that the review of the KPMG Peat Marwick's working papers is undertaken solely for the purpose of obtaining an understanding about Powerhouse Resources and certain information about the procedures you performed. We also acknowledge that you did not complete your audit nor issue any report thereon, therefore, additional procedures would have been performed prior to the preparation of an audit report. The extent of any additional procedures, and the working of your report, if issued, is unknown. Because H+A's review is for that purpose only and access to your working papers is limited, H_A will not comment orally or in writing to anyone as a result of their review as to whether the engagement was performed in accordance with generally accepted auditing standards. In addition, H+A will not provide expert testimony, litigation support services or otherwise accept an engagement to comment on issues relating to the quality of the procedures you performed.

We are under a very difficult deadline and we would sincerely appreciate your immediate attention to this request. Mr. Bill Yeates of H+A will call you to schedule an appointment to review such workpapers and discuss the Company with you. If you have any questions, please do not hesitate to contact me.



                                               Sincerely,

                                               /s/   Dennis Dowd
                                               ---------------------------------
                                               Dennis Dowd

                                                                       Exhibit B

KPMG Peat Marwick LLP
707 Seventeenth Street
Suite 2300
Denver, CO 80202

                                  May 11, 1998

Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We were previously engaged as principal accountants to audit the consolidated financial statements of Powerhouse Resources, Inc. and subsidiaries (Company) as of and for the year ended September 30, 1995. On February 24, 1998 our appointment as principal accountants was terminated. We have read the Company's statements included under Item 4 of its Form 8-K dated May 11, 1998, and we agree with such statements except that such statements should be revised to disclose that (1) during the course of our incomplete audit of the financial statements of the Company for the year ended September 30, 1995, we determined that internal controls necessary for the Company to develop reliable financial statements did not exist, in that the Company was unable to provide documentation sorting certain related party transactions; (2) information came to our attention that we were no longer able to rely on the representations of management at the time, in that we became aware that the Company's then Chairman, Malcolm Stone, and then chief Financial Officer, John Mottram, were the subject of an investigation by the Serious Fraud Office in London into activities involving the Company; and that (3) information came to our attention that if investigated further could have materially impacted the fairness or reliability of the financial statements under audit for the year ended September 30, 1995 but that due to our dismissal, we were not able to perform further investigations, in that there was not adequate documentation supporting certain identified related party transactions involving affiliates of certain members of management.

We are not in a position to agree or disagree with the Company's stated reason for changing principal accountants, the Company's statement concerning previously issued or reissued audit reports on the financial statements of the Company, the Company's statement that the change was approved by the board of directors, and the Company's statement that Hein + Associates LLP was not engaged regarding the application of accounting principles to a specified transaction or the type of audit opinion that might be rendered on the Company's financial statements. Furthermore, we make no comment regarding the Company's statements included in exhibit "C", entitled "Management's Response to KPMG."


                                              Very truly yours,


                                              /s/ KPMG Peat Marwick LLP

                                                                     Exhibit "C"

Management's response to KPMG
-----------------------------

1. During the time the KPMG audit services were rendered, the financial operations of the Company were maintained in London under the control of the Company's then Chairman, Mr. Malcolm Stone and its Finance Director Mr. John Mottram. These parties are responsible for not providing proper related party information to KPMG and the rest of Powerhouse's management and Board of Directors.

2. It was initially the management of Powerhouse, other than Stone and Mottram who alerted KPMG to certain transactions. Management then sought and received the resignation of Mr. Mottram as Finance Director and Mr. Stone as CEO and Chairman of the Board. It was solely the representations of Stone and Mottram that KPMG could not rely upon and not other members of the Powerhouse management or Board.

3. KPMG, as stated, never investigated beyond the initial question's regarding the uncertainty of the referenced transactions. The management of Powerhouse however did continue to investigate these transactions and reported to and has cooperated fully with the London Serious Fraud Office in their investigation of Stone and Mottram.

     The Company's present auditors, Hein + Associates LLP have been appraised of the activities of Stone and Mottram, the problems encountered by KPMG as a result thereof. Present management will ensure that these transactions and the appropriate disclosure statements will be fully contained in the Company's forthcoming Exchange Act reports.